                                 U. S. BANCORP

                             AMENDED AND RESTATED
                          SUPPLEMENTAL BENEFITS PLAN

                          EFFECTIVE FEBRUARY 15, 1996



              (WORKING COPY INCORPORATING AMENDMENTS 1, 2 AND 3)

                               TABLE OF CONTENTS

                                                                         Page
ARTICLE I  PURPOSE OF PLAN . . . . . . . . . . . . . . . . . . . . . . . .  1
ARTICLE II  NATURE OF PLAN . . . . . . . . . . . . . . . . . . . . . . . .  1
ARTICLE III  SPONSORING EMPLOYERS  . . . . . . . . . . . . . . . . . . . .  2
ARTICLE IV  ELIGIBILITY  . . . . . . . . . . . . . . . . . . . . . . . . .  2
ARTICLE V  PARTICIPATION . . . . . . . . . . . . . . . . . . . . . . . . .  2
ARTICLE VI  BENEFITS . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
    6.1   Retirement Plan-Related Benefit  . . . . . . . . . . . . . . . .  3
          6.1.1     Retirement Benefits  . . . . . . . . . . . . . . . . .  3
                    (a) Restoration Benefit  . . . . . . . . . . . . . . .  4
                    (b) Early Retirement Subsidy Benefit . . . . . . . . .  5
                    (c) Additional Benefit Service Benefit . . . . . . . .  6
                    (d) Change in Control Benefits . . . . . . . . . . . .  6
                        (1) Benefit  . . . . . . . . . . . . . . . . . . .  6
                        (2) Change in Control Defined  . . . . . . . . . .  8
                        (3) Cause Defined  . . . . . . . . . . . . . . . . 11
                        (4) Good Reason Defined  . . . . . . . . . . . . . 12
                    (e) Additional Eligibility Service Benefit . . . . . . 15
                    (f) Enhanced Retirement Benefit. . . . . . . . . . . . 15
                         (1) Definitions . . . . . . . . . . . . . . . . . 15
                         (2) Benefit . . . . . . . . . . . . . . . . . . . 16
                         (3) Benefit Service Credit. . . . . . . . . . . . 18
                         (4) Prior Employer Benefits . . . . . . . . . . . 18
                         (5) Early Retirement Reduction  . . . . . . . . . 18
                         (6) Vesting . . . . . . . . . . . . . . . . . . . 19
                         (7) Effect of Change in Control . . . . . . . . . 19
                         (8) Credit for Additional Benefit Service.  . . . 20
                    (g) Gross-Up Payment . . . . . . . . . . . . . . . . . 21
                         (1) Definitions . . . . . . . . . . . . . . . . . 21
                         (2) General . . . . . . . . . . . . . . . . . . . 21
                         (3) Determination of Excise Tax . . . . . . . . . 22
                         (4) Determining Amount of Gross-Up Payment. . . . 22
                         (5) Effect of Other Agreements. . . . . . . . . . 22
                         (6) Limitation. . . . . . . . . . . . . . . . . . 22

                    (h) Special Retirement Opportunity Benefit . . . . . . 23
                         (1) Definitions . . . . . . . . . . . . . . . . . 23
                         (2) Designation in Connection with Other Benefit. 24
                         (3) Benefit . . . . . . . . . . . . . . . . . . . 24
                         (4) Termination Date. . . . . . . . . . . . . . . 25
          6.1.2     Coordination of Benefits . . . . . . . . . . . . . . . 25
          6.1.3     Time and Manner of Payment . . . . . . . . . . . . . . 26
                    (a) Joint and Survivor Annuity . . . . . . . . . . . . 27
                    (b) Supplemental Income Option . . . . . . . . . . . . 28
          6.1.4     Early Retirement Reduction . . . . . . . . . . . . . . 28
          6.1.5     Benefit Forfeitability . . . . . . . . . . . . . . . . 29
          6.1.6     Preretirement Death Benefit. . . . . . . . . . . . . . 30
          6.1.7     Lump-Sum Payments of Small Benefits. . . . . . . . . . 31
          6.1.8     Arbitration  . . . . . . . . . . . . . . . . . . . . . 32
    6.2   Investment Plan-Related Benefit. . . . . . . . . . . . . . . . . 32
          6.2.1     Annual Credit. . . . . . . . . . . . . . . . . . . . . 32
                    (a) Deferred Compensation Credit . . . . . . . . . . . 33
                    (b) Section 415 Limitation Credit. . . . . . . . . . . 33
                    (c) Before-Tax Contribution Limitation Credit. . . . . 33
                    (d) Matching Credit. . . . . . . . . . . . . . . . . . 34
          6.2.2     Investment Plan Benefit Account  . . . . . . . . . . . 35
          6.2.3     Time and Manner of Payment . . . . . . . . . . . . . . 35
          6.2.4     Death Benefit. . . . . . . . . . . . . . . . . . . . . 35
    6.3   FBS Change in Control Benefit. . . . . . . . . . . . . . . . . . 35
          6.3.1     Benefit for Participant in Retirement Plan . . . . . . 35
                    (a) Participants Designated for a Restoration Benefit. 35
                    (b) Participants not Designated for a Restoration
                         Benefit . . . . . . . . . . . . . . . . . . . . . 36
                    (c) Treatment of FBS Change in Control Benefit . . . . 37
          6.3.2     Benefit for Participant in WO Retirement Plan or
                    WO SERP. . . . . . . . . . . . . . . . . . . . . . . . 38
                    (a) Participants Participating in WO SERP  . . . . . . 38
                    (b) Participants not Participating in WO SERP. . . . . 39
                    (c) Time and Manner of Payment . . . . . . . . . . . . 40
                    (c) Preretirement Death Benefit. . . . . . . . . . . . 41
                    (d) Lump-Sum Payments of Small Benefits. . . . . . . . 42
          6.3.3     Two Year Assumption  . . . . . . . . . . . . . . . . . 42
   6.4    Special Retirement Plan Make-Up Benefits . . . . . . . . . . . . 42
          6.4.1     Benefit for Participant in Retirement Plan . . . . . . 42
                    (a) Amount of Special Retirement Plan Make-Up Benefit. 42
                    (b) Treatment of Special Retirement Plan Make-Up
                         Benefit . . . . . . . . . . . . . . . . . . . . . 43

          6.4.2     Benefit for Participant in WO Retirement Plan. . . . . 43
                    (a) Amount of Special Retirement Plan Make-Up Benefit. 43
                    (b) Distribution of Special Retirement Plan Make-Up
                         Benefit . . . . . . . . . . . . . . . . . . . . . 44
                    (c) Preretirement Death Benefit. . . . . . . . . . . . 45
                    (d) Lump-Sum Payments of Small Benefits . . . . . . .  45

ARTICLE VII  VESTING . . . . . . . . . . . . . . . . . . . . . . . . . . . 46

ARTICLE VIII  SOURCE OF BENEFITS . . . . . . . . . . . . . . . . . . . . . 46

ARTICLE IX  ADMINISTRATION OF THE PLAN . . . . . . . . . . . . . . . . . . 47

ARTICLE X  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . 48
         10.1       Nonassignability of Benefits . . . . . . . . . . . . . 48
         10.2       Governing Law. . . . . . . . . . . . . . . . . . . . . 48
         10.3       No Right of Continued Employment . . . . . . . . . . . 48
         10.4       Withholding Taxes. . . . . . . . . . . . . . . . . . . 48
         10.5       Severability . . . . . . . . . . . . . . . . . . . . . 48

ARTICLE XI  CLAIMS PROCEDURE . . . . . . . . . . . . . . . . . . . . . . . 49
         11.1       Initial Claim. . . . . . . . . . . . . . . . . . . . . 49
         11.2       Decision on Initial Claim. . . . . . . . . . . . . . . 49
                    11.2.1     Time Period for Denial Notice . . . . . . . 49
                    11.2.2     Contents of Notice. . . . . . . . . . . . . 49
                    11.2.3     Deemed Denied . . . . . . . . . . . . . . . 50
         11.3       Review of Denied Claim . . . . . . . . . . . . . . . . 50
         11.4       Decision on Review . . . . . . . . . . . . . . . . . . 51

ARTICLE XII  AMENDMENTS AND TERMINATION. . . . . . . . . . . . . . . . . . 52

                                 U. S. BANCORP

                             AMENDED AND RESTATED
                          SUPPLEMENTAL BENEFITS PLAN


          THIS SUPPLEMENTAL BENEFITS PLAN (the "Plan") is amended and restated

by U. S. Bancorp, an Oregon corporation ("Bancorp"), effective February 15,

1996.  Whenever used herein, the term "Bancorp" also refers to any successor of

Bancorp that maintains this Plan.


                                   ARTICLE I

                                PURPOSE OF PLAN


          The continued growth and success of Bancorp are dependent upon its ability to attract and retain the services of key executives of the highest competence and to provide incentives for their effective service and superior performance.  The purpose of this Plan is to advance the interests of Bancorp and its shareholders through a supplemental compensation program that will attract, motivate, and retain key executives.


                                  ARTICLE II

                                NATURE OF PLAN


          This Plan is intended to be and shall be administered and maintained by Bancorp as an income tax nonqualified, unfunded plan primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees within the meaning of Sections 201(2), 301(a)(3)

and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as

amended.

Notwithstanding any other provision of this Plan, no benefit shall be payable under this Plan that would cause the Plan to not be a select group plan.


                                  ARTICLE III

                             SPONSORING EMPLOYERS


          Any corporation in which Bancorp owns (directly or indirectly) stock possessing 50 percent or more of the combined voting power may, by resolution of its board of directors, sponsor and maintain this Plan for its executives.

Such corporations shall be referred to as "Sponsoring Employers."


                                  ARTICLE IV

                                  ELIGIBILITY


          Any key executive (including officers who may also be directors) of

Bancorp and the Sponsoring Employers who is a member of a select group of management or highly compensated employees shall be eligible to participate in this Plan.


                                   ARTICLE V

                                 PARTICIPATION


          A "Participant" is an eligible employee who has been designated to receive one or more benefits under this Plan for one or more years.  The

Compensation Committee of Bancorp's Board of Directors (the "Compensation

Committee") shall have the exclusive power to make and revise benefit designations, if any, with respect to Bancorp's Chairman of the Board, its

Chief Executive Officer, and the members of Bancorp's Executive Committee (the

"Executive Committee") and with respect to all benefit designations under

6.1.1(d) and 6.1.1(f).  The Compensation Committee may, in its discretion,

delegate by resolution to the Executive Committee the power to make and revise benefit designations, if any, for all other eligible employees, other than benefit designations under 6.1.1(d) and 6.1.1(f).

In the absence of such delegation, the Compensation Committee shall retain the power and authority to make and revise all benefit designations under the Plan.

By sponsoring and maintaining the Plan for its employees, the Board of Directors of each Sponsoring Employer expressly delegates to the Compensation Committee and the Executive Committee, respectively, the authority to make and revise benefit designations under the Plan for all employees of the Sponsoring

Employer. Notwithstanding the foregoing, all eligible employees who are both employed in a position that is covered by the First Bank System, Inc. Senior

Management Change in Control Severance Pay Plan (the "FBS Change in Control

Plan") and participants in any of the West One Bancorp Employee Retirement

Plan (the "WO Retirement Plan"), the West One Bancorp Supplemental Executive

Retirement Plan (the "WO SERP") or participants in the U. S. Bancorp Retirement

Plan ("Retirement Plan") are hereby designated to receive an "FBS Change in

Control Benefit" under Section 6.3.


                                  ARTICLE VI

                                   BENEFITS


          6.1  RETIREMENT PLAN-RELATED BENEFIT.

          6.1.1     RETIREMENT BENEFITS.  Except as otherwise provided, a

Participant shall receive a monthly U. S. Bancorp Retirement Plan-Related

Benefit for the Participant's life only equal to the sum of the "Restoration

Benefit," "Early Retirement Subsidy Benefit," "Additional Benefit Service

Benefit," "Change in Control Benefits," "Additional Eligibility Service

Benefit," and "Enhanced Retirement Benefit," as defined below, for which the

Participant is designated.  For purposes of this 6.1.1, any reference to a

Participant's Retirement Plan benefit shall include any portion of such

Retirement Plan benefit payable to an alternate payee pursuant to a qualified domestic relations order.


          (a)  RESTORATION BENEFIT.  A Participant designated to receive a

"Restoration Benefit" (previously referred to as the "Additional Benefit")

under this Plan shall receive a monthly benefit equal to the sum of:


          (1)  the amount by which such Participant's early, normal, or delayed retirement benefit under the Retirement Plan, as set forth in Exhibit A attached hereto and incorporated by reference herein, is reduced by application of federal law limiting benefits under income tax qualified plans as provided in the Retirement Plan; and


          (2)  the difference (to the extent such difference is not included in

     6.1.1(a)(1) above) between:


               (i)  the early, normal, or delayed retirement benefit that would have been payable to the Participant under the Retirement Plan:


                    A)   had deferred compensation (other than deferred

               compensation under the U. S. Bancorp Long-Term Management

               Incentive Plan or the U. S. Bancorp 1993 Stock Incentive Plan)

               counted as Compensation under the Retirement Plan at the time at which such compensation would have been paid had it not been deferred; and


                    B)   had any nondeferred awards payable to the Participant

               after retirement under the U. S. Bancorp Executive Annual

               Incentive Plan or Management Annual Incentive Plan (an

               "Annual Plan") counted as Compensation under the Retirement Plan at the time such awards were earned or accrued in lieu of the corresponding award for the first year of the five-year period for which Average Monthly Compensation is computed; and


               (ii) the Participant's actual early, normal, or delayed

          retirement benefit under the Retirement Plan.


In calculating the benefit described in 6.1.1(a)(2)(i), the period of time used to determine a Participant's Average Monthly Compensation may be different than the period of time used to determine the Participant's Average Monthly

Compensation in calculating the benefit actually payable under the Retirement

Plan.  Also, an award under an Annual Plan for a year shall be treated as earned pro-rata over the 12 months of the year (or such lesser portion of the year that the award relates to).


          Notwithstanding the foregoing, no Participant shall have a lesser monthly Restoration Benefit than the amount required to ensure that the sum of the Participant's early, normal, or delayed retirement benefit under the

Retirement Plan plus the Participant's Restoration Benefit under this Plan is not less than the sum of such benefits as of December 31, 1988.


          (b)  EARLY RETIREMENT SUBSIDY BENEFIT.  Upon early retirement at or after a designated age, a Participant designated to receive an "Early

Retirement Subsidy Benefit" under this Plan, who was eligible for early retirement under the Retirement Plan on ceasing to be an employee of Bancorp and its affiliates, shall receive a monthly benefit equal to the amount by which such Participant's normal retirement benefit under the Retirement Plan is reduced by reason of such early retirement.

          (c)  ADDITIONAL BENEFIT SERVICE BENEFIT.  Upon retirement at or after a designated age with less than 25 years of Benefit Service, a Participant designated to receive an "Additional Benefit Service Benefit" under this Plan,

who was eligible for retirement under the Retirement Plan on ceasing to be an employee of Bancorp and its affiliates, shall receive a monthly benefit equal to the difference between:


          (1)  the early, normal, or delayed retirement benefit that would have been payable to the Participant under the Retirement Plan based on the lesser of:

               (i)  25 years of Benefit Service; or

               (ii) a designated number of years of Benefit Service; and


          (2)  the Participant's actual early, normal, or delayed retirement benefit under the Retirement Plan.


          (d)  CHANGE IN CONTROL BENEFITS.  The purpose of the benefits provided by this 6.1.1(d) is to encourage the designated Participants to continue in the employment of Bancorp.  The designated Participants are innovative, highly experienced, and knowledgeable banking executives whose creativity, expertise, and effort have been instrumental in the development of the business and growth of Bancorp.  For purposes of this 6.1.1(d), references to Bancorp or a Sponsoring Employer shall include any successor to Bancorp or the Sponsoring Employer.


          (1)  BENEFIT.  Upon termination from employment with Bancorp or a

     Sponsoring Employer within two years from the date of occurrence of any event constituting a "Change in Control" (it being recognized that more than one such event may occur in which case the two-year period shall run from the
     date of occurrence of each such event), other than termination by

     Bancorp or a Sponsoring Employer for "Cause" or by the Participant without

     "Good Reason," as those terms are defined below, a designated Participant who is vested by meeting the "Applicable Service Requirement," as described below, at termination of employment shall receive the benefit under (i) and/or (ii) below.  A Participant may be designated for either or both of the following benefits:


               (i)  A monthly benefit (a "Change in Control Early Retirement

          Subsidy Benefit") equal to the amount by which such Participant's normal retirement benefit under the Exhibit A Retirement Plan is reduced by reason of early retirement due to the termination.


               (ii) A monthly benefit (a "Change in Control Additional Benefit

          Service Benefit") equal to the difference between:


                    A)   the early, normal, or delayed retirement (which is the

               same as the type of actual retirement under 6.1.1(d)(1)(ii)B))

               benefit that would have been payable to the Participant under the Exhibit A Retirement Plan based on the lesser of:


                         1)   25 years of Benefit Service; or

                         2)   a designated number of years of Benefit Service;

                    and


                    B)   the Participants actual early, normal, or delayed

               retirement benefit under the Exhibit A Retirement Plan.

     For purposes of the Change in Control Early Retirement Subsidy Benefit

     described in 6.1.1(d)(1)(i), the Applicable Service Requirement is at

     least ten years of Eligibility Service.  For purposes of the Change in

     Control Additional Benefit Service Benefit described in 6.1.1(d)(1)(ii),

     the Applicable Service Requirement is at least five years of Eligibility

     Service.  Participants continue to earn Eligibility Service after a Change in Control.  The benefits in this 6.1.1(d) cannot be eliminated by amendment or termination of this Plan after a Change in Control.


          (2)  CHANGE IN CONTROL DEFINED.  A "Change in Control" of Bancorp

     shall mean:


               (i)  The acquisition by any Acquiring Person of beneficial ownership (within the meaning of Rule 13d-3 under the Securities

          Exchange Act of 1934 (the "Exchange Act")) of 20 percent or more of the combined voting power of the then outstanding Voting Securities;

          provided, however, that for purposes of this paragraph (i) the following acquisitions shall not constitute a Change in Control: (a)

          any acquisition directly from Bancorp, (b) any acquisition by

          Bancorp, (c) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Bancorp or any corporation controlled by Bancorp, or (d) any acquisition by any corporation pursuant to a transaction that complies with clauses (a), (b), and

          (c) of paragraph (iii) of this definition of Change in Control; or


               (ii) During any period of 12 consecutive calendar months,

          individuals who at the beginning of such period constitute the Board

          (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual who becomes a director during the period whose election, or nomination for election, by Bancorp's shareholders was approved by a vote of at least a majority of the directors then constituting the Incumbent

          Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

          or


               (iii)     Consummation of a reorganization, merger, or

          consolidation or sale or other disposition of all or substantially all of the assets of Bancorp (a "Business Combination") in each case,

          unless, following such Business Combination, (a) all or substantially all of the individuals and entities who were the beneficial owners of the Voting Securities outstanding immediately prior to such Business

          Combination beneficially own, directly or indirectly, more than 50 percent of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors,

          as the case may be, of the corporation resulting from such Business

          Combination (including, without limitation, a corporation which as a result of such transaction owns Bancorp or all or substantially all of Bancorp's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the voting Securities, (b) no Person (excluding any employee benefit plan, or related trust, of Bancorp or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20 percent or more of, respectively,

          the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business

          Combination and (c) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such

          Business Combination; or


               (iv) Approval by the shareholders of Bancorp of any plan or proposal for the liquidation or dissolution of Bancorp.


     For purposes of this "Change in Control" definition, the term "Acquiring

     Person" means any person or related person or related persons which constitute a "group" for purposes of Section 13(d) and Rule 13d-5 under the Exchange Act; provided, however, that the term Acquiring Person shall not include (a) Bancorp or any of its subsidiaries, (b) any employee benefit plan or related trust of Bancorp or any of its subsidiaries, (c)

     any entity holding voting capital stock of Bancorp for or pursuant to the term of any such employee benefit plan, or (d) any person or group solely because such person or group has voting power with respect to capital stock of Bancorp arising from a revocable proxy or consent given in response to a public proxy or consent solicitation made pursuit to the

     Exchange Act.

          (3)  CAUSE DEFINED.  For purposes of 6.1.1(d), "Cause" for termination of employment means:


               (i)  A material act of fraud or dishonesty by the Participant within the course of performing his or her duties for Bancorp or a

          Sponsoring Employer;


               (ii) Gross negligence or intentional misconduct by the

          Participant in the performance of material duties for Bancorp or a

          Sponsoring Employer;


               (iii)     Commission of an act (or failure to take an action)

          intentionally against the interest of Bancorp or a Sponsoring

          Employer that causes Bancorp or a Sponsoring Employer material injury; or


               (iv) An act of serious moral turpitude that causes Bancorp or a

          Sponsoring Employer material injury.


     Notwithstanding the foregoing, a Participant shall not be deemed to have been terminated for Cause unless and until there have been delivered to the Participant a copy of a resolution duly adopted by Bancorp's Board of

     Directors (the "Board") at a meeting of the Board called and held for that purpose (after reasonable notice to the Participant and an opportunity for the Participant, together with the Participant's counsel, to be heard before the Board) finding that in the good faith opinion of the Board, the

     Participant was guilty of conduct constituting Cause as defined in this

     Plan and specifying the particulars thereof in detail.

          Any dispute as to whether a designated Participant was terminated for

     Cause shall be submitted to arbitration pursuant to 6.1.8.


          (4)  GOOD REASON DEFINED.  Termination by a designated Participant of employment for "Good Reason" shall mean termination based on any of the following:


               (i)  A change in the Participant's duties or position or

          positions with Bancorp which represents a demotion from his or her duties or position or positions as in effect immediately prior to the

          Change in Control, or a change in the Participant's duties or responsibilities which is inconsistent with such duties or position or positions, or any removal of the Participant from or any failure to reappoint or reelect the Participant to such position or positions, except in connection with the termination of the

          Participant's employment for Cause or disability or as a result of the Participant's death or the termination by the Participant other than for Good Reason;


               (ii) A reduction by Bancorp in the Participant's base salary as in effect immediately prior to the Change in Control;


               (iii)     The failure by Bancorp to continue in effect any

          benefit plan (as defined below) in which the Participant is participating at the time of the Change in Control (or Benefit Plans providing the Participant with at least substantially similar benefits), other than as a result of the normal expiration of any such Benefit Plan in accordance with its terms or a modification of such Benefit Plan which modification is applicable to all employees who participate in such Benefit Plan, as in effect at the time of the Change in Control, or the taking of any action, or the failure to act, by Bancorp which would adversely affect the Participant's continued participation in any of such Benefit Plans on at least as favorable a basis to the Participant as is the case on the date of the Change in Control or which would materially reduce the

          Participants benefits in the future under any of such Benefit Plans or deprive the Participant of any material benefit enjoyed by the

          Participant at the time of the Change in Control;


               (iv) The failure by Bancorp to provide and credit the

          Participant with the number of paid vacation days to which the

          Participant is then entitled in accordance with Bancorp's normal vacation policy an in effect immediately prior to the Change in

          Control;


               (v)  Bancorp's requiring the Participant to be based anywhere more than 35 miles from where the Participant's office is located immediately prior to the Change in Control except for required travel on Bancorp's business to an extent substantially consistent with the business travel obligations which the Participant undertook on behalf of Bancorp prior to the Change in Control;


               (vi) The failure by Bancorp to obtain from any successor the assent to this 6.1.1(d);


               (vii)     Any purported termination by Bancorp of a

          Participant's employment which is not effected pursuant to a Notice of Termination as defined below; and for purposes of this 6.1.1(d),

          no such purported termination shall be effective; or

               (viii)    Any refusal by Bancorp to continue to allow the

          participant to attend to matters or engage in activities not directly related to the business of Bancorp which, prior to the Change in

          Control, the Participant was permitted by the Board to attend to or engage in.


     For purposes of this "Good Reason" definition, "Notice of Termination"

     means any notice of any termination of the Participant's employment shall be communicated by written Notice of Termination to the other party.  A

     "Notice of Termination" of a Participant's employment by Bancorp shall mean a notice which shall indicate the specific termination provision relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the

     Participant's employment under the provision so indicated.  "Benefit Plan"

     shall mean any compensation plan (including this Plan) providing for incentive or deferred compensation, stock options or other stock or stock-related grants or awards, or any employee benefit plan such as a thrift, investment, savings, pension, profit sharing, medical, disability,

     accident, life insurance, cafeteria, or relocation plan or any other plan,

     policy, or program of Bancorp providing similar types of benefits to employees of Bancorp.


          Any dispute as to whether a designated Participant has Good Reason for termination of employment shall be submitted to arbitration pursuant to 6.1.8.


          (e)  ADDITIONAL ELIGIBILITY SERVICE BENEFIT.  A Participant

designated to receive an "Additional Eligibility Service Benefit" shall be treated as having years of Eligibility Service equal to the designated

Participant's actual years of Eligibility Service plus a designated number of additional years of Eligibility Service.  The total of the actual and the additional designated years of Eligibility Services will be referred to as the "Designated Total." Upon ceasing to be an employee of Bancorp and its affiliates, a participant designated for an Additional Eligibility Service

Benefit:


          (1)  shall receive a monthly benefit equal to the difference between:


               (i)  the early, normal, or delayed retirement (which is the same as the type of actual retirement under 6.1.1(e)(1)(ii)) benefit that would have been payable to the Participant under the Retirement Plan had the Participant retired with the Designated Total number of years of Eligibility Service; and


               (ii) the Participant's actual early, normal, or delayed

          retirement benefits, if any, under the Retirement Plan; and


          (2)  shall be treated as having the Designated Total number of years of Eligibility Service for purposes of any other Retirement Plan-Related

     Benefit under this Plan for which the Participant is designated.


          (f)  ENHANCED RETIREMENT BENEFIT.


          (1)  DEFINITIONS.  As used in this 6.1.1(f), the following terms shall have the definitions set forth below:


          "ADJUSTED AVERAGE MONTHLY COMPENSATION" means Average Monthly

     Compensation (as defined in Exhibit A to this Plan) adjusted in the manner described in 6.1.1(a).


          "CAUSE" has the meaning defined in 6.1.1(d)(3).

          "CHANGE IN CONTROL" has the meaning defined in 6.1.1(d)(2).

          "CHANGE IN CONTROL DATE" means the date of occurrence of an event constituting a Change in Control (it being recognized that more than one such event may occur, in which case the date of occurrence of each such event is a Change in Control Date).


          "EARLY RETIREMENT REDUCTION" has the meaning described in

     6.1.1(f)(5).


          "GOOD REASON" has the meaning defined in 6.1.1(d)(4).


          "PRIOR EMPLOYER BENEFITS" has the meaning described in 6.1.1(f)(4).


          "TARGET BENEFIT" means a monthly benefit equal to 2.75 percent of a

     Participant's Adjusted Average Monthly Compensation multiplied by the

     Participant's years, and fractions thereof, of Benefit Service up to

     20 years.


          "TERMINATION DATE" means the date a Participant ceased to be an employee of Bancorp or a Sponsoring Employer.


          (2)  BENEFIT.  A Participant designated to receive an "Enhanced

     Retirement Benefit" under this Plan shall receive, upon termination of employment with Bancorp or a Sponsoring Employer after attaining age 55

     (providing the Participant is vested in such benefit as provided in

     6.1.1(f)(6)), a monthly benefit equal to the Target Benefit, adjusted (in the event the Participant terminates employment before attaining age 62)

     by the amount, if any, of Early Retirement Reduction, and then reduced by the sum of the following:


               (i)  A hypothetical Social Security benefit payable as of the

          Participant's age on the Termination Date or, if later, age 62,

          calculated
          based on the law in effect on the Termination Date assuming (A) that the Participant' s covered compensation equaled or exceeded the

          Social Security wage base for all prior years and (B) the Participant will have no compensation in any year (or portion of a year) following the Termination Date;


               (ii)  An amount equal to the single life annuity equivalent of the Retirement Plan benefit which would have become payable to the

          Participant as of the Termination Date had the Participant elected retirement under the Retirement Plan as of the Termination Date;


               (iii) The amount of Prior Employer Benefits payable to the

          Participant for such month or attributable to such month as described in 6.1.1(f)(4); and


               (iv)  The amounts payable to the Participant as other Retirement

          Plan-Related Benefits under this Plan as described in 6.1.2(e).


          (3)  BENEFIT SERVICE CREDIT.  For purposes of this 6.1.1(f), the

     Compensation Committee may, at the time a Participant is designated for an

     Enhanced Retirement Benefit, or at any time thereafter, credit the

     Participant with years of Benefit Service for service with a prior employer.  The number of years, and fractions thereof, of Benefit Service credited shall be specified by resolution of the Compensation Committee.


          (4)  PRIOR EMPLOYER BENEFITS.  Whenever the Compensation Committee

     gives a Participant Benefit Service credit for service with a former employer, the Compensation Committee shall by resolution specify the amount
     of Prior Service Benefits, if any, to be offset against the Participant's

     Enhanced Retirement Benefit.  Prior Service Benefits shall be a monthly offset amount determined by, or at the direction of, the Compensation

     Committee to reflect the Participant's accrued and vested benefits attributable to service with the prior employer from qualified and nonqualified pension, profit sharing, and similar deferred compensation arrangements (but excluding any such benefits attributable to the

     Participant's own contributions, whether made on a before-tax or after-tax basis).  The Compensation Committee, or its delegates, shall determine for each Prior Employer Benefit a monthly offset amount based on a single life annuity form equivalent to the Prior Employer Benefit (assuming the same commencement date as the Participant's Enhanced Retirement Benefit).


          (5)  EARLY RETIREMENT REDUCTION.  If a Participant who is otherwise vested in an Enhanced Retirement Benefit (as provided in 6.1.1(f)(6))

     terminates employment with Bancorp or a Sponsoring Employer prior to attaining age 62, the Participant's Target Benefit shall be reduced by an

     Early Retirement Reduction equal to the accrued Target Benefit multiplied by the product of a Reduction Percentage (as described below) and the difference (in years and a fraction of a year based on whole calendar months) between the Participant's age at the Termination Date and 62.  The

     Reduction Percentage shall be 7 percent except where a Participant's retirement or termination of employment is approved by the Compensation

     Committee, in which case the Reduction Percentage shall be 3 percent.

     However, the Compensation Committee may, in extraordinary circumstances,

     designate a different Reduction Percentage between 0 percent and 7 percent.

          (6)  VESTING.  Except as provided in 6.1.1(f)(7), a Participant's right to an Enhanced Retirement Benefit is vested and nonforfeitable when the Participant both attains age 55 and has at least 10 years of

     Eligibility Service while still an employee of Bancorp or a Sponsoring

     Employer.  If a Participant designated for an Enhanced Retirement Benefit ceases to be an employee of Bancorp or a Sponsoring Employer either (a)

     before the Participant has 10 years of Eligibility Service or (b) before the Participant attains age 55, the Participant shall not receive any

     Enhanced Retirement Benefit.


          (7)  EFFECT OF CHANGE IN CONTROL.  Upon termination from Bancorp or a

     Sponsoring Employer within two years after a Change in Control Date, other than termination for Cause or without Good Reason, the Enhanced Retirement

     Benefit for a designated Participant shall be subject to the following provisions:


               (i)  Notwithstanding 6.1.1(f)(6), upon a Change in Control, a

          Participant designated for an Enhanced Retirement Benefit who has at least five years of Eligibility Service shall become immediately vested in the accrued Enhanced Retirement Benefit, whether or not the

          Participant had attained age 55 as of the later of the Change in

          Control Date or the Termination Date.


               (ii) If a Participant has not attained age 55 as of the

          Termination Date, the Participant's Enhanced Retirement Benefit shall commence on the first day of the calendar month in which the

          Participant attains age 55.

               (iii)     For purposes of computing a Participant's Target

          Benefit, a Participant will continue to accrue Benefit Service after a Change in Control.


               (iv) The Early Retirement Reduction Percentage for each

          Participant vested in an Enhanced Retirement Benefit (pursuant to

          6.1.1(f)(6) or 6.1.1(f)(7)) shall be 3 percent.


               (v)  The provisions of this 6.1.1(f)(7) cannot be eliminated by amendment or termination of this Plan after a Change in Control.


          (8)  CREDIT FOR ADDITIONAL BENEFIT SERVICE.  For purposes of computing a designated Participant's Target Benefit, the Committee may, in

     special circumstances, credit the Participant with an additional number of years of Benefit Service as determined by the Committee.


          (g)  GROSS-UP PAYMENT.


          (1)  DEFINITIONS.  As used in this 6.1.1(g), the following terms have the definitions set forth below:


          "CHANGE IN CONTROL" has the meaning defined in 6.1.1(d)(2).


          "CODE" means the Internal Revenue Code of 1986, as amended. Any reference to a Code provision will include any successor provision.


          "EXCISE TAX" means a tax imposed by Section 4999(a) of the Code with respect to Excess Parachute Payments.


          "GROSS-UP PAYMENT" means a payment described in 6.1.1(g)(2) with respect to an Excise Tax.

          "OUTSIDE TAX COUNSEL" means outside tax counsel selected by Bancorp and reasonably satisfactory to a Participant.


          "SERP BENEFITS" means all benefits payable to a Participant pursuit to this Plan.


          (2)  GENERAL.  Subject to the provisions of this 6.1.1(g), in the event any portion of the SERP Benefits payable to a Participant will be subject to the Excise Tax, Bancorp will pay the Participant an additional amount (the "Gross-Up Payment") equal to:


               (a)  The Excise Tax imposed on the Participant with respect to the portion of the SERP Benefits that constitutes an Excess Parachute

          Payment; plus


               (b)  All federal, state, and local taxes and Excise Tax imposed on the Participant with respect to the Gross-Up Payment.


          (3)  DETERMINATION OF EXCISE TAX.  For purposes of determining whether any portion of the SERP Benefits will constitute an Excess

     Parachute Payment subject to the Excise Tax and the amount of any Excise

     Tax, the entire amount of the SERP Benefits will be treated as an Excess

     Parachute Payment unless and to the extent, in the written opinion of

     Outside Tax Counsel, the SERP Benefits, in whole or in part, do not constitute an Excess Parachute Payment and thus are not subject to the

     Excise Tax.


          (4)  DETERMINING AMOUNT OF GROSS-UP PAYMENT.  For purposes of determining the amount of a Gross-Up Payment for a Participant, the

     Participant will be deemed to pay federal, state, and local income taxes

     (for the
     state and locality of the Participant's residence at the date the

     Gross-Up Payment is made) at the highest marginal rates applicable to individuals (including any applicable surtaxes and taking into account any applicable loss or reduction of deductions or exemptions) for the calendar year in which the Gross-Up Payment will be made.


          (5)  EFFECT OF OTHER AGREEMENTS.  No Gross-Up Payment will be due under this Plan if, or to the extent, a Participant is entitled to a similar payment with respect to the SERP Benefits under any other agreement or arrangement with Bancorp, a person whose actions result in a

     Change in Control of Bancorp, or any person affiliated with Bancorp or such person.


          (6)  LIMITATION.  Bancorp shall have no obligation to make any payments pursuant to 6.1.1(d), 6.1.1(f), or this 6.1.1(g) in connection with a Change in Control of Bancorp if, or to the extent, any such payments are prohibited by any applicable law or regulation, including without limitation the FDIC's regulations regarding Golden Parachute and

     Indemnification Payments promulgated under the Comprehensive Thrift and

     Bank Fraud Prosecution and Taxpayer Recovery Act of 1990.


          (h)  SPECIAL RETIREMENT OPPORTUNITY BENEFIT.


          (1)  DEFINITIONS.  As used in this 6.1.1(h), the following terms shall have the definitions set forth below:


          "DEEMED AGE" means an age equal to five years more than a designated

     Participant's actual age as of August 31, 1994.

          "DEEMED BENEFIT YEARS" means a number of years of Benefit Service, as defined in the Retirement Plan, equal to 5.667 years more than a designated Participant's actual years of Benefit Service as of

     December 31, 1993.


          "DEEMED ELIGIBILITY YEARS" means a number of years of Eligibility

     Service, as defined in the Retirement Plan, equal to six years more than a designated Participant's actual years of Eligibility Service as of

     December 31, 1993.


          "SRO AVERAGE MONTHLY COMPENSATION" means the greater of:


               (i)  The monthly average of the designed Participant's

          Compensation (adjusted as described in 6.1.1(a)) during the highest consecutive five of the ten Plan Years beginning in 1984; or


               (ii) The monthly average of the designated Participant's

          Compensation (adjusted as described in 6.1.1(a)) for the 60 months ending August 31, 1994, based on:


                    A)   The Participant's bonuses paid during the eight

               calendar months ending August 31, 1994, plus eight times the

               Participant's monthly base salary as in effect on January 1,

               1994;


                    B)   The Participant's base salary and bonuses paid during

               calendar years 1990 through 1993; and


                    C)   A portion equal to four-twelfths (4/12) of the

               Participant's base salary (excluding bonuses) paid in calendar year 1989.

          "SRO CONNECTED BENEFIT" means the Benefit (either a Restoration

     Benefit, an Enhanced Retirement Benefit, or both) under the Plan in connection with which a Participant is designated for a Special Retirement

     Opportunity Benefit.


          (2)  DESIGNATION IN CONNECTION WITH OTHER BENEFIT.  A Special

     Retirement Opportunity Benefit shall be in connection with either (or both) of the following benefits for which the designated Participant is also designated:  a Restoration Benefit under 6.1.1(a) or an Enhanced

     Retirement Benefit under 6.1.1(f).


          (3)  BENEFIT.  If a Participant is designated for a Special

     Retirement Opportunity Benefit under this 6.1.1(h), the Participant's SRO

     Connected Benefit (or Benefits) shall be based on treating the

     Participant;


               (i)  As having attained the greater of the Participant's actual age as of the Annuity Starting Date (as defined in the Retirement

          Plan) or the Deemed Age;


               (ii) As having the Deemed Eligibility Years and the Deemed

          Benefit Years; and


               (iii)     As having Average Monthly Compensation equal to the

          SRO Average Monthly Compensation.


          (4)  TERMINATION DATE.  The Committee may, in its discretion,

     condition the designation of a Participant for a Special Retirement

     Opportunity Benefit upon the Participant's termination of employment not later than a date specified by the Committee.

          6.1.2     COORDINATION OF BENEFITS.  The following rules shall apply where a Participant is designated for more than one benefit under 6.1.1:


          (a)  If a Participant receives an Early Retirement Subsidy Benefit under 6.1.1(b) or a Change in Control Early Retirement Subsidy Benefit under

6.1.1(d)(1), there shall be no early retirement reduction with respect to the

Participant's benefits, if any, described in 6.1.1(a), 6.1.1(c), and

6.1.1(d)(2).


          (b)  If a Participant receives an Additional Benefit Service Benefit under 6.1.1(c) or a Change in Control Additional Benefit Service under

6.1.1(d)(2), the Participant's benefits, if any, described in 6.1.1(a),

6.1.1(b), and 6.1.1(d)(1) shall be based on the lesser of 25 years of Benefit

Service or the designated number of years of Benefit Service.


          (c)  If a Participant is designated for an Early Retirement Subsidy

Benefit under 6.1.1(b) and a Change in Control Early Retirement Subsidy Benefit

under 6.1.1(d)(1), the Participant's Change in Control Early Retirement Subsidy

Benefit under 6.1.1(d)(l) shall be reduced by the amount payable as an Early

Retirement Subsidy Benefit under 6.1.1(b).


          (d)  If a Participant is designated for an Additional Benefit Service

Benefit under 6.1.1(c) and a Change in Control Additional Benefit Service

Benefit under 6.1.1(d)(2), the Participant's Change in Control Additional

Benefit Service Benefit under 6.1.1(d)(2) shall be reduced by the amount payable as an Additional Benefit Service Benefit under 6.1.1(c).


          (e)  If a Participant is designated for an Enhanced Retirement

Benefit under 6.1.1(f) and is also designated for any other Retirement

Plan-Related Benefit under 6.1.1, the Participant's Enhanced Retirement Benefit under 6.1.1(f) shall be
reduced by the aggregate amounts payable as any other Retirement Plan-Related

Benefits under 6.1.1 (after taking into account any other applicable coordination provisions of this 6.1.2).


          6.1.3     TIME AND MANNER OF PAYMENT.  A vested Participant's

Retirement Plan-Related Benefit (other than an Enhanced Retirement Benefit pursuant to 6.1.1(f)) shall be paid after his or her ceasing to be an employee of Bancorp or a Sponsoring Employer, beginning with the earlier of the first day of the month after the Participant is age 55 and not yet age 65 and has at

least ten years of Eligibility Service ("early retirement date") or after the

Participant is at least age 65 and is vested or has had the fifth anniversary of the Participant's commencement of participation.


          A Participant who is vested in an Enhanced Retirement Benefit shall be paid such Enhanced Retirement Benefit after the Participant ceases to be an employee of Bancorp or a Sponsoring Employer, beginning with the first day of the first calendar month after the Participant terminates employment.


          A Participant's Retirement Plan-Related Benefit under the Plan is earned in the single life annuity form with no benefit payable to anyone on the

Participant's post-retirement death.  A Participant may make a one-time election to receive that benefit in one of the forms provided below.  The

Participant's election must be made before the Participant's commencing participation.  If no election is made by that latest election date, then the

Participant's benefit shall be paid in the single life annuity form.  The following optional forms are available:


          (a)  JOINT AND SURVIVOR ANNUITY.  An actuarial equivalent reduced monthly benefit for life to the Participant with 50 percent or 100 percent, as elected, of that amount payable to the survivor designated at retirement, if then living, for life
after the death of the Participant.  The straight life annuity is converted to a

50 percent survivor annuity by multiplying the straight life annuity amount by:

          [.94 + .004 x (spouse's age - Participant's age at death)]; not greater than 1.000.


     The straight life annuity is converted to a 100 percent survivor annuity by multiplying it by:


          [.89 + .006 x (beneficiary's age - retired Participant's age)]; not greater than 1.000.


If the designated survivor dies before the Participant retires, then the

Participant shall select another survivor within 30 days.  Except for death of the survivor the Participant shall have no power to name a new survivor.  If there is no living designated survivor on the Participant's retirement, the benefit shall be paid in the straight life annuity form.  If the designated survivor dies after the Participant retires but before the Participant dies,

then payments will continue to the Participant in the same reduced amount and another survivor cannot be selected.  No payments will be made to anyone after the death of both the Participant and the designated survivor.


          (b)  SUPPLEMENTAL INCOME OPTION.  An actuarial equivalent benefit whereby monthly straight life annuity or joint and survivor annuity payments to the Participant before the Participant is first eligible for Social Security benefits are greater than the remaining Participant life annuity payments so as to provide approximately equal payments throughout the Participant's life annuity payment period, including payments from Social Security.  The actuarial equivalent factors are as follows:


          Amount of straight life annuity equivalent to $1 of temporary annuity to age 62 and 1/12 equals $.006 times months of payments.

If this benefit form is elected in conjunction with a benefit form that provides payments after the Participant's death, the post-death payments shall be based on the payments that would have been made to the Participant after first eligibility for Social Security whether the retired Participant dies before or after such eligibility.


          6.1.4     EARLY RETIREMENT REDUCTION.  Except as provided in 6.1.2,

if a Participant's Retirement Plan-Related Benefit (other than an Enhanced

Retirement Benefit under 6.1.1(f)) starts before the first of the month after age 65 ("normal retirement date") and the Participant was eligible for early retirement an terminating Bancorp employment, and the Participant is not eligible for an Early Retirement Subsidy Benefit under 6.1.1(b), the

Participant's Retirement Plan-Related Benefit calculated under 6.1 shall be reduced by 1/3 of 1 percent of such normal retirement benefit for each month by which the early retirement date precedes the following reference age:


      YEARS OF ELIGIBILITY SERVICE        REFERENCE AGE
     ------------------------------      ---------------
          Less than 25                         65

           25 or more                          62


No reduction shall be made if the Participant is at least age 62 and has at least 25 years of Eligibility Service.  If a Participant was not eligible for early retirement on terminating Bancorp employment, the 6.1 benefit shall be reduced by .5833 percent for each full month from age 60 to age 65 and 1/3 of 1 percent from age 55 to age 60 by which the early retirement date precedes the normal retirement date.


          6.1.5     BENEFIT FORFEITABILITY.  A Participant shall forfeit the

entire amount of the Participant's Retirement Plan-Related Benefit described in

6.1.1(b) and

6.1.1(c) or, if payments of said benefits have already begun, any remaining payments, if the Participant, either directly or indirectly, on the

Participant's own behalf or as a partner, officer, employee, consultant,

financier, stockholder (except by ownership of less than 1 percent of the outstanding stock of a publicly held corporation), director, or trustee of any person, firm, or corporation, or otherwise, engages in any business competing with the business carried on by Bancorp or any of its affiliates at the time of the Participant's termination of employment with Bancorp and its affiliates during the period ending on the later of (i) the date that is ten years after the Participant's termination of employment with Bancorp and its affiliates, or

(ii) the Participant's normal retirement date under the Retirement Plan.


          6.1.6     PRERETIREMENT DEATH BENEFIT.  If a vested Participant dies prior to retirement under this Plan and has a surviving spouse, such surviving spouse or designated nonspouse beneficiary, shall receive a monthly preretirement death benefit equal to one-half of the Participant's straight life annuity calculated as provided below.  No preretirement death benefit is payable to a designated nonspouse beneficiary if the Participant is not married on the date of death.


          The preretirement death benefit shall begin to be paid within 30 days after the Manager of the Human Resources Group or his or her designee (the

"Manager") is notified of the Participant's death, if the Participant was an employee of Bancorp or a Sponsoring Employer at death, and if not, then within

30 days after the Participant would have first been eligible for early or normal retirement under this Plan had the Participant survived to that date,

whether or not the corresponding benefit has begun under the Retirement Plan,

and shall be payable for the life of the spouse.


          For Retirement Plan-Related Benefits other than an Enhanced

Retirement Benefit, if the Participant was not an employee of Bancorp or

Sponsoring

Employer and was not yet age 65 on the date of death, then the

Participant's age 65 single life annuity benefit shall be reduced by the reduction factors in 6.1.3 for a Participant who is not eligible for early retirement on terminating employment.  If the Participant was an employee of

Bancorp or a Sponsoring Employer on the date of death then the Participant's age 65 single life annuity benefit shall be reduced by the reduction factors in

6.1.3 for a Participant who was eligible for early retirement on terminating

Bancorp employment, but there shall be no reduction below age 55 if the

Participant died before age 55.


          For Enhanced Retirement Benefits under 6.1.1(f), if the Participant was an employee of Bancorp or a Sponsoring Employer on the date of death and was vested in an Enhanced Retirement Benefit, the Participant's Target Benefit

shall be reduced by applying the reduction factors in 6.1.1(f)(5) as if the

Compensation Committee had approved the Participant's retirement or termination of employment.


          If the beneficiary is the spouse, then the above death benefit shall be paid for the life of the spouse with no further payments made after the spouse's death.  If the beneficiary is a person other than the spouse and the beneficiary is more than five years younger than the Participant, then the survivor benefit shall be paid for the life of the nonspouse survivor but not to exceed the life expectancy of a beneficiary who is exactly five years younger than the Participant.  If the nonspouse beneficiary is five or less years younger than the Participant, then the survivor shall receive the death benefit for life with no payments after the survivor's death.


          6.1.7     LUMP-SUM PAYMENTS OF SMALL BENEFITS.  Notwithstanding any

other provision of this Plan, the Retirement Plan-Related Benefit or the preretirement death benefit shall be paid in an actuarial equivalent lump sum within 30 days after the Manager determines that the present value of such benefit is less than an amount
fixed and revised from time to time, in the Manager's discretion.  The actuarial equivalent shall be determined using the 1971 TPF&C forecast mortality for males, set back five years for the Participant and one year for the survivor, if any, at the "applicable interest rate".  The "applicable interest rate" shall mean the interest rate or rates that would have been used as of the first day of the calendar year that contains the distribution date by the Pension Benefit Guaranty Corporation ("PBGC") for the purpose of determining the present value of the Participant's benefits under the Plan,

assuming the Plan was insured by the PBGC even though it is not, and terminated on the date distribution commences with insufficient assets to provide benefits guaranteed by the PBGC on that date.


          6.1.8     ARBITRATION.  Any dispute with respect to whether a

Participant designated for a benefit described in 6.1.1(d) or 6.1.1(f ) was terminated for "Cause" or terminated employment with "Good Reason," as those terms are defined in 6.1.1(d), shall, after compliance with the claims procedure set forth in Article XI of this Plan, be submitted to arbitration for a binding determination by a single arbitrator agreed upon by the Participant and the Board, or if the Participant and the Board are unable to agree upon an arbitrator within 20 days after either the Participant or the Board demands arbitration, appointed by the presiding judge of the Circuit Court of the State of Oregon for Multnomah County.  After the appointment of an arbitrator, the arbitration proceedings shall follow the rules of the American Arbitration

Association but shall not be conducted under its auspices.  The arbitrator shall have the power to grant limited discovery in his or her discretion upon good cause shown by the party seeking discovery.


          6.2  INVESTMENT PLAN-RELATED BENEFIT.

          6.2.1     ANNUAL CREDIT.  Each Participant shall receive, for each

calendar year commencing prior to January 1, 1998 for which the Participant has been designated for this benefit, a credit to the Participant's "Investment

Plan Benefit Account" of an amount equal to the sum of the Participant's

"Deferred Compensation Credit," "Section 415 Limitation Credit," "Before-Tax

Contribution Limitation Credit," and "Matching Credit," to the extent such credits are not duplicative, as described below.


          (a)  DEFERRED COMPENSATION CREDIT.  The amount of the Deferred

Compensation Credit is the amount of the employer matching contribution that would have been allocated to the Participant's Bancorp Contribution Account under the U. S. Bancorp Employee Investment Plan (the "Investment Plan") had

deferred compensation counted as nondeferred compensation under the Investment

Plan.  In computing the amount that would have been so allocated, the whole number percentage that has been actually elected by the Participant to determine the elective before-tax contribution under the Investment Plan shall be used.  Furthermore, computation of the Participant's Deferred Compensation

Credit shall not take into account (i) the limitation on annual additions required by Section 415 of the Internal Revenue Code, (ii) the federal income tax limitations on the amount of compensation that can be taken into account under the Investment Plan, and (iii) the federal income tax limitations on the amount of elective before-tax contributions.


          (b)  SECTION 415 LIMITATION CREDIT.  The amount of the Section 415

Limitation Credit is the amount by which the employer matching contribution that would have been allocated to the Participant's Bancorp Contribution

Account under the terms of the Investment Plan is reduced by application of the limitation on annual additions required by Section 415 of the Internal Revenue

Code.

          (c)  BEFORE-TAX CONTRIBUTION LIMITATION CREDIT.  The amount of the

Before-Tax Contribution Limitation Credit is the difference between:


          (1)  the amount of the employer matching contribution that would have been allocated to the Participant's Bancorp Contribution Account under the

     Investment Plan based on the Participant's actual compensation and the whole number percentage that has been actually elected by the Participant to determine the elective before-tax contribution, before application of federal income tax limitations on the amount of compensation that can be taken into account under the Investment Plan and the amount of elective before-tax contributions, and


          (2)  the amount of the employer matching contribution actually allocated to the Participant's Bancorp Contribution Account under the

     Investment Plan.


          (d)  MATCHING CREDIT.  For any Participants not eligible to participate in the Investment Plan, the amount of the Matching Credit is the amount of the employer matching contribution that would have been allocated to the Participant's Bancorp Contribution Account under the Investment Plan had the Participant's deferred compensation under any applicable plan or plans counted as elective before-tax contributions under the Investment Plan.  For this purpose, an applicable plan is a deferred compensation plan approved by the Board that specifically provides that compensation deferred under the plan is to be taken into account in determining the Matching Credit under this Plan.

Also, computation of the Participant's Matching Credit shall not take into account (i) the limitation on annual addition required by Section 415 of the

Internal Revenue Code, (ii) the federal income tax limitations on the amount of compensation that can be taken into account under the Investment Plan, and (iii) the federal income tax limitations on the amount of elective before-tax contributions.


          6.2.2     INVESTMENT PLAN BENEFIT ACCOUNT.  An Investment Plan

Benefit Account shall be maintained for each Participant designated for the benefits described under 6.2.1.  The balance in the Investment Plan Benefit

Account shall be adjusted upward or downward as of each Investment Plan valuation date by the same percentage amount as the Participant's actual

Bancorp Contribution Account under the Investment Plan is adjusted.


          6.2.3     TIME AND MANNER OF PAYMENT.  The Investment Plan Benefit

Account shall be paid to the Participant in a lump sum within 30 days after termination of employment with Bancorp and its affiliates (or as soon thereafter as practical), except that if prior to the adoption of this amended and restated Plan the Participant had terminated such employment and elected to receive payment of that Account on a date specific, then such Account shall be paid on that date.


          6.2.4     DEATH BENEFIT.  In the event of a Participant's death, the

Investment Plan Benefit Account shall be paid to the beneficiary named in accordance with procedures established by the Manager or, in the absence of a named beneficiary, to the Participant's beneficiary under the terms of the

Investment Plan, in a lump sum within 30 days after the Participant's death.


          6.3  FBS CHANGE IN CONTROL BENEFIT.


          6.3.1     BENEFIT FOR PARTICIPANT IN RETIREMENT PLAN.


          (a)  PARTICIPANTS DESIGNATED FOR A RESTORATION BENEFIT.  A

Participant who is designated to receive both an "FBS Change in Control

Benefit" and a

"Restoration Benefit" under this Plan shall receive a monthly

FBS Change in Control Benefit equal to the difference between:


          (1)  the benefit the Participant would have received under Section

     6.1.1(a) had such benefit been calculated after inserting the following paragraphs C and D immediately after paragraph B in Section

     6.1.1(a)(2)(i):


               C)   had the Participant accrued two additional years of Benefit

          Service, as defined in the Retirement Plan, as of his or her termination date; and


               D)   had the Participant's Average Monthly Compensation, as

          defined in the Retirement Plan, been calculated by assuming that the

          Participant remained employed by Bancorp or a Sponsoring Employer for an additional two years and received Compensation, as defined in the

          Retirement Plan, over that period in the amount determined in accordance with the first paragraph of Section 4.2 of the FBS Change in Control Plan (such Compensation to be treated as having been earned and paid at such time(s) as the Manager of Human Resources (or his or her designee) may determine); and


          (2)  the Participant's actual benefit under Section 6.1.1(a).


          (b)  PARTICIPANTS NOT DESIGNATED FOR A RESTORATION BENEFIT.  A

Participant who is designated to receive an "FBS Change in Control Benefit,"

but not a Restoration Benefit, under this Plan and who is a participant in the

Retirement Plan shall receive a monthly FBS Change in Control Benefit equal to the difference between:

          (1)  the early, normal, or delayed retirement benefit that would have been payable to the Participant under the Retirement Plan:


               A)   had the Participant accrued two additional years of Benefit

          Service, as defined in the Retirement Plan, as of his or her termination date; and


               B)   had the Participant's Average Monthly Compensation, as

          defined in the Retirement Plan, been calculated by assuming that the

          Participant remained employed by Bancorp or a Sponsoring Employer for an additional two years and received Compensation, as defined in the

          Retirement Plan, over that period in the amount determined in accordance with the first paragraph of Section 4.2 of the FBS Change in Control Plan (such Compensation to be treated as having been earned and paid at such time(s) as the Manager of Human Resources (or his or her designee) may determine); and


          (2)  the Participant's actual early, normal, or delayed retirement benefit under the Retirement Plan.


In calculating the benefit described in this Section 6.3.1(b), the period of time used to determine a Participant's Average Monthly Compensation may be

different than the period of time used to determine the Participant's Average

Monthly Compensation in calculating the benefit actually payable under the

Retirement Plan.


          (c)  TREATMENT OF FBS CHANGE IN CONTROL BENEFIT.  Except as provided in Section 6.3.3, a Participant's FBS Change in Control Benefit shall be treated for all purposes, including, but not limited to, distribution,

reduction for early commencement, forfeitability, death benefits and small benefit cash out, as if it were a

Restoration Benefit; provided, however, that with respect to a Participant whose FBS Change in Control Benefit is calculated under Section 6.3.1(b), such benefit shall be distributed in the form of a single life annuity payable over the Participant's lifetime with no benefit payable to anyone on the

Participant's death, unless the Manager of Human Resources (or his or her designee), in his or her sole discretion, approves the Participant's request

(prior to benefit commencement) of one of the other forms of payment provided in Section 6.1.3.


          6.3.2     BENEFIT FOR PARTICIPANT IN WO RETIREMENT PLAN OR WO SERP.


          (a)  PARTICIPANTS PARTICIPATING IN WO SERP.  A Participant who is

designated to receive an "FBS Change in Control Benefit" under this Plan and who is a participant in the WO SERP, but who is not eligible for a benefit under Section 6.3.1 shall receive a monthly FBS Change in Control Benefit equal to the difference between:


          (1)  the benefit to which such Participant would have been entitled under the WO SERP had:


               A)   the Participant's Final Average Earnings, as defined in the

          WO SERP, for purposes of calculating 65% thereof, been calculated by assuming that the Participant had remained employed by Bancorp or a

          Sponsoring Employer for an additional two years and received

          Earnings, as defined in the WO SERP, over that period in the amount determined in accordance with the first paragraph of Section 4.2 of the FBS Change in Control Plan (such Earnings to be treated as having been earned and paid at such time(s) as the Manager of Human

          Resources (or his or her designee) may determine); and

               B)   for purposes of calculating any reduction related to years of Credited Service, as defined in the WO SERP, the Participant accrued two additional years of Credited Service as of his or her termination date; and


          (2)  the Participant's actual benefit under the WO SERP.


In calculating the benefit described in this Section 6.3.2(a), the period of time used to determine a Participant's Final Average Earnings may be different than the period of time used to determine the Participant's Final Average

Earnings in calculating the benefit actually payable under the WO SERP.


          (b)  PARTICIPANTS NOT PARTICIPATING IN WO SERP.  A Participant who is

designated to receive an "FBS Change in Control Benefit" and who is a participant in the WO Retirement Plan, but who is not a participant in the WO

SERP and who is not eligible for a benefit under Section 6.3.1, shall receive a monthly FBS Change in Control Benefit equal to the difference between:


          (1)  the benefit to which such Participant would have been entitled under the WO Retirement Plan:


               A)   had the Participant accrued two additional years of

          Credited Service, as defined in the WO Retirement Plan, as of his termination date; and


               B)   had the Participant's Final Average Earnings, as defined in the WO Retirement Plan, been calculated by assuming that the

          Participant had remained employed by Bancorp or a Sponsoring Employer for an additional two years and received Earnings, as defined in the WO Retirement Plan, over that period in the amount determined in accordance with the first paragraph of Section 4.2 of the FBS

          Change in Control Plan (such Compensation to be treated as having been earned and paid at such time(s) as the Manager of Human Resources (or his or her designee) may determine); and


          (2)  the Participant's actual benefit under the WO Retirement Plan.


In calculating the benefit described in this Section 6.3.2(b), the period of time used to determine a Participant's Final Average Earnings may be different than the period of time used to determine the Participant's Final Average

Earnings in calculating the benefit actually payable under the WO Retirement

Plan.


          (c)  TIME AND MANNER OF PAYMENT.  Although Sections 6.3.2(a) and

6.3.2(b) calculate a Participant's FBS Change in Control Benefit as a single life annuity, with no benefits payable to anyone after the Participant's post-

termination death, such benefit shall be paid as follows:


          A)   With respect to any Participant whose FBS Change in Control

     Benefit is calculated under Section 6.3.2(a), such benefit shall be paid in the form and at the time such Participant's benefit under the WO SERP is paid.  In the event such payment is an a form other than a single life annuity payable for the Participant's life, the monthly benefit amount shall be the actuarial equivalent, determined using the factors and assumptions used under the WO SERP, of the amount calculated under Section

     6.3.2(a).  Furthermore, in the event such payment commences prior to the

     Participant's normal retirement (within the meaning of the WO SERP), the monthly benefit amount shall be
     reduced for such early commencement in accordance with the applicable reduction factors in the WO SERP.


          B)   With respect to any Participant whose FBS Change in Control

     Benefit is calculated under Section 6.3.2(b), such benefit shall be paid at the time it would have been paid had it been provided under the WO SERP and in the form of a single life annuity payable over the Participant's lifetime with no benefit payable to anyone on the Participant's death,

     unless the Manager of Human Resources (or his or her designee), in his or her sole discretion, approves the Participant's request (prior to benefit commencement) of one of the other forms of payment provided under the WO

     SERP (which form must be in the form of an annuity, except as provided in

     Section 6.3.2(d)).  In the event such payment is an a form other than a single life annuity payable for the Participant's life, the monthly benefit amount shall be the actuarial equivalent, determined using the factors and assumptions used under the WO SERP, of the amount calculated under Section 6.3.2(b).  Furthermore, in the event such payment commences prior to the Participant's normal retirement (within the meaning of the WO

     SERP), the monthly benefit amount shall be reduced for such early commencement in accordance with the applicable reduction factors in the WO

     SERP.


          (c)  PRERETIREMENT DEATH BENEFIT.  If a vested Participant who is entitled to an FBS Change in Control Benefit under this Section 6.3.2 dies before such benefit is paid or commences to be paid and has a surviving spouse,

such surviving spouse shall be entitled to receive a monthly preretirement death benefit equal to the portion of the FBS Change in Control Benefit that would have been payable as a death
benefit under the WO SERP were such benefit to be paid as a death benefit under the WO SERP in addition to any other benefit payable thereunder.


          (d)  LUMP-SUM PAYMENTS OF SMALL BENEFITS.  Notwithstanding any other provision of this Plan, any FBS Change in Control Benefit or the preretirement death benefit calculated under this Section 6.3.3 shall be subject to the provisions of Section 6.1.7 as if it were a Retirement Plan-Related Benefit (or a preretirement death benefit related to such a benefit).


          6.3.3     TWO YEAR ASSUMPTION.  The FBS Change in Control Benefit of

any Participant is calculated assuming that such benefit commences at least two years after the date on which the Participant ceases to be an employee of

Bancorp or a Sponsoring Employer.  In the event that such benefit commences within two years of such date, it shall be reduced in a manner determined by the Manager of Human Resources (or his or her designee) to reflect such early commencement.


          6.4       SPECIAL RETIREMENT PLAN MAKE-UP BENEFIT


          6.4.1     BENEFIT FOR PARTICIPANT IN RETIREMENT PLAN.


          (a)  AMOUNT OF SPECIAL RETIREMENT PLAN MAKE-UP BENEFIT.  A

Participant who is designated to receive a "Special Retirement Plan Make-Up

Benefit," under this Plan and who is an active participant in the Retirement

Plan on January 1, 1998 shall receive a monthly Special Retirement Make-Up

Benefit equal to the difference between:


          (1)  the early, normal, or delayed retirement benefit that would have been payable to the Participant under the Retirement Plan had any compensation deferred by the Participant under the U. S. Bancorp Executive

     Deferral Plan after December 31, 1997 counted as Compensation under the

     Retirement Plan at the time at which such compensation would have been paid had it not been deferred; and


          (2)  the Participant's actual early, normal, or delayed retirement benefit under the Retirement Plan.


          (b)  TREATMENT OF SPECIAL RETIREMENT PLAN MAKE-UP BENEFIT.  A

Participant's Special Retirement Plan Make-Up Benefit shall be treated for all purposes, including, but not limited to, distribution, reduction for early commencement, forfeitability, death benefits and small benefit cash out, as if it were a Restoration Benefit; provided, however, that unless Section 6.1.7 applies, such benefit shall be distributed in the form of a single life annuity payable over the Participant's lifetime with no benefit payable to anyone on the Participant's death, unless the Manager of Human Resources (or his or her designee), in his or her sole discretion, approves the Participant's request

(prior to benefit commencement) of one of the other forms of payment provided in Section 6.1.3.


          6.4.2     BENEFIT FOR PARTICIPANT IN WO RETIREMENT PLAN.


          (a)  AMOUNT OF SPECIAL RETIREMENT PLAN MAKE-UP BENEFIT.  A

Participant who is designated to receive a "Special Retirement Plan Make-Up

Benefit" and who is an active participant in the WO Retirement Plan on January

1, 1998 shall receive a monthly Special Retirement Plan Make-Up Benefit equal to the difference between:


          (1)  the benefit that would have been payable to the Participant under the WO Retirement Plan had any compensation deferred by the

     Participant under the U. S. Bancorp Executive Deferral Plan after December

     31, 1997
     counted as Earnings under the WO Retirement Plan at the time at which such compensation would have been paid had it not been deferred; and


          (2)  the Participant's actual benefit under the WO Retirement Plan.


          (b)  DISTRIBUTION OF SPECIAL RETIREMENT PLAN MAKE-UP BENEFIT.

Although Section 6.4.2(a) calculates a Participant's Special Retirement Plan

Make-Up Benefit as a single life annuity, with no benefits payable to anyone after the Participant's post-termination death, such benefit shall be paid as follows:


          (1)  With respect to any Participant who is an active participant in the WO Retirement Plan on January 1, 1998 and who is a participant in the

     WO SERP, the Participant's Special Retirement Plan Make-Up Benefit shall be paid in the form and at the time such Participant's benefit under the

     WO SERP is paid.  In the event such payment is in a form other than a single life annuity payable for the Participant's life, the monthly benefit amount shall be the actuarial equivalent, determined using the factors and assumptions used under the WO SERP, of the amount calculated under Section 6.4.2(a).  Furthermore, in the event such payment commences prior to the Participant's normal retirement (within the meaning of the WO

     SERP), the monthly benefit amount shall be reduced for such early commencement in accordance with the applicable reduction factors in the WO

     SERP.


          (2)  With respect to any Participant who is an active participant in the WO Retirement Plan on January 1, 1998, but who is not a participant in the WO SERP, the Participant's Special Retirement Plan Make-Up Benefit

     shall be paid at the time it would have been paid had it been provided under the WO SERP and in the form of a single life annuity payable over the Participant's
      lifetime with no benefit payable to anyone on the Participant's death,

      unless the Manager of Human Resources (or his or her designee), in his or her sole discretion, approves the Participant's request (prior to benefit commencement) of one of the other forms of payment provided under the WO

      SERP.  In the event such payment is in a form other than a single life annuity payable for the Participant's life, the monthly benefit amount shall be the actuarial equivalent, determined using the factors and assumptions used under the WO SERP, of the amount calculated under

      Section 6.4.2.  Furthermore, in the event such payment commences prior to the Participant's normal retirement (within the meaning of the WO

      SERP), the monthly benefit amount shall be reduced for such early commencement in accordance with the applicable reduction factors in the WO SERP.


          (c)  PRERETIREMENT DEATH BENEFIT.  If a vested Participant who is entitled to a Special Retirement Plan Make-Up Benefit under this Section 6.4.2 dies before such benefit is paid or commences to be paid and has a surviving spouse, such surviving spouse shall be entitled to receive a monthly preretirement death benefit equal to the portion of the Special Retirement Plan

Make-Up Benefit that would have been payable as a death benefit under the WO

SERP were such benefit to be paid as a death benefit under the WO SERP in addition to any other benefit payable thereunder.


          (d)  LUMP-SUM PAYMENTS OF SMALL BENEFITS.  Notwithstanding any other provision of this Plan, any Special Retirement Plan Make-Up Benefit or preretirement death benefit calculated under this Section 6.4.2 shall be subject to the provisions of Section 6.1.7 as if it were a Retirement Plan-

Related Benefit (or a preretirement death benefit related to such a benefit).

                                  ARTICLE VII

                                    VESTING


          Except as provided in 6.1.1(d), 6.1.1(f), 6.1.4, and in this

Article VII, a Participant's right to any benefit under the Plan is vested and nonforfeitable at the same time as and to the same extent as the Participant is vested in related plan benefits.  In connection with the designation of a

Participant for any benefit under the Plan, the Compensation Committee or the

Executive Committee may specify different vesting provisions for a particular benefit.

                                 ARTICLE VIII

                              SOURCE OF BENEFITS


          This Plan and the benefits payable hereunder shall be unfunded and shall be payable only from the general assets of Bancorp or a Sponsoring

Employer.  Bancorp and Sponsoring Employers do not represent that a specific portion of their assets will be used to provide the benefits hereunder.

Participants, surviving spouses, and beneficiaries shall have no interest in any specific assets of Bancorp or any Sponsoring Employer.  Nothing contained herein shall be deemed to create a trust of any kind or create any fiduciary relationship.  To the extent that any person acquires a right to receive payments from Bancorp or any Sponsoring Employer under this Plan, such rights shall be no greater than the rights of their unsecured general creditors.

Notwithstanding the foregoing, Bancorp and the Sponsoring Employer may deposit moneys under the U. S. Bancorp Deferred Compensation Trust Agreement (the

"Trust") for the purpose of paying benefits hereunder from these moneys and the income thereon, unless such Trust assets are required to satisfy the obligations of Bancorp and the Sponsoring Employers to their general creditors.

                                  ARTICLE IX

                          ADMINISTRATION OF THE PLAN


          Except for matters specifically reserved to the Compensation

Committee, the Plan shall be administered by the Executive Committee.  Except as otherwise provided and subject to review and supervision by the Compensation

Committee, the Executive Committee shall have the authority and responsibility for all matters in connection with the operation and administration of the

Plan.  The Executive Committee's powers and duties shall include, but shall not be limited to, the following:


          (a)  Responsibility for the compilation and maintenance of all records necessary in connection with the Plan, including records of

     Participant designations;


          (b)  Authorizing the payment of all benefits and expenses of the Plan as they become payable under the Plan; and


          (c)  Authority to engage such legal, accounting, and other professional services as it may deem proper.  Decisions by the Executive

     Committee shall be final and binding upon all parties affected by the

     Plan, including the surviving spouses and beneficiaries of Participants.


          The Executive Committee may rely on information and recommendations provided by supervisory management.  The Executive Committee may delegate to a subcommittee composed of less than all Executive Committee members or to supervisory management who are not Executive Committee members, the responsibility for decisions that it may make or actions that it may take under the
terms of the Plan, subject to the reserved right of the Executive Committee and the Compensation Committee to review such decisions or actions and modify them when necessary or appropriate under the circumstances.  The Executive

Committee shall not allow any employee to engage directly or indirectly in any decisions or actions that affect that employee's Plan benefits.


                                   ARTICLE X

                                 MISCELLANEOUS


          10.1 NONASSIGNABILITY OF BENEFITS.  Benefits under this Plan cannot be sold, transferred, anticipated, assigned, pledged, hypothecated, seized by legal process, subjected to claims of creditors in any way, or otherwise disposed of.


          10.2 GOVERNING LAW.  This Plan and any amendments shall be construed,

administered, and governed in all respects in accordance with applicable federal law and the laws of the State of Oregon.


          10.3 NO RIGHT OF CONTINUED EMPLOYMENT.  Nothing in this Plan shall be construed to give a Participant the right to remain an employee of Bancorp or any of its affiliates, and Bancorp and its affiliates reserve the right to discharge a Participant with or without cause at any time.


          10.4 WITHHOLDING TAXES.  Bancorp or the Sponsoring Employer shall withhold any taxes required by law to be withheld in connection with payment of benefits under this Plan.


          10.5 SEVERABILITY.  The invalidity or unenforceability of any provision of this Plan shall not affect the validity or enforceability of any other provision of this

Plan, and each provision of this Plan shall be severable and enforceable to the extent permitted by law.


                                  ARTICLE XI

                               CLAIMS PROCEDURE


          11.1      INITIAL CLAIM.  Any person claiming a benefit under this

Plan ("Claimant") shall present the claim in writing to the Manager.  Any dispute with respect to a claim for benefits under 6.1.1(d) as to whether the designated Participant's termination was for "Cause" or with "Good Reason"

shall, after compliance with the claims procedure of this Article XI, be submitted to binding arbitration pursuant to 6.1.8.


          11.2      DECISION ON INITIAL CLAIM.


          11.2.1    TIME PERIOD FOR DENIAL NOTICE.  A decision shall be made on the claim as noon as practicable and shall be communicated in writing by the

Manager to the Claimant within a reasonable period after receipt of the claim by the Manager.  In no Parent shall the decision on an initial claim be given more than 90 days after the date the claim was filed, unless special circumstances require an extension of time for processing.  If there is an extension, the Claimant shall be notified of such within 90 days of the date the claim was filed.  The extension notice shall indicate the special circumstances and the date by which a decision is expected.  The extension shall not exceed 90 days from the end of the initial response period.


          11.2.2    CONTENTS OF NOTICE.  If the claim is wholly or partially

denied, the notice of denial shall indicate:


          (a)  The specific reasons for the denial;

          (b)  The specific references to pertinent Plan provisions on which the denial is based;


          (c)  A description of additional material or information necessary for the Claimant to perfect the claim and an explanation of why such material or information is necessary; and


          (d)  An explanation of the Plan's claim review procedure.


          11.2.3    DEEMED DENIED.  If written notice of the decision wholly or partially denying the claim has not been furnished within 90 days after the claim is filed or there has been an extension and no notice of a decision is furnished by the end of the extension period, and if the claim has not been granted within such period, the claim shall be deemed denied as of the end of the 90-day or 180-day period for purposes of proceeding to the review stage described in 11.3 and 11.4.


          11.3 REVIEW OF DENIED CLAIM.  If a Claimant receives a notice of denial or his or her claim is deemed denied pursuant to 11.2 above, the

Claimant may request a review of the claim.  The request for review is made by personally delivering or mailing a written request for review, prepared by either the Claimant or his or her authorized representative, to the Executive

Committee.  The Claimant's request for review must be made within a reasonable period of time taking into consideration the nature of the benefit that is the

Subject of the claim and other attendant circumstances.  In no event shall the period for requesting review expire less than 60 days after receipt of the notice of denial or the date on which the claim is deemed denied if no notice is received.  If the written request for review is not made on a timely basis,

the Claimant shall be deemed to waive his or her right to review.  The Claimant or his or
her duly authorized representative may, at or after the time of making the request, review all pertinent documents and submit issues and comments in writing.


          11.4 DECISION ON REVIEW.  A review shall be promptly made by the

Executive Committee after receipt of a timely filed request for review.  A decision on review shall be made and furnished in writing to the Claimant.  The decision shall be made not later than 60 days after receipt of the request for review.  If special circumstances require an extension of time for processing

(such as the need to hold a hearing), a decision shall be made and furnished to the Claimant not later than 120 days after such receipt.  If an extension is required, the Claimant shall be notified of such within 60 days after the request for review was filed.  The written decision shall include the reasons for such decision with reference to the provisions of the Plan upon which the decision is based.  The decision shall be final and binding upon the Claimant and Bancorp and its affiliates and all other persons involved.  If the decision on review is not furnished within the applicable time period, the claim shall be deemed denied on review.

          The scope of any subsequent review of the benefit claim, judicial or otherwise, shall be limited to a determination as to whether the Executive

Committee acted arbitrarily or capriciously in the exercise of its discretion.

In no event shall any such further review be on a de novo basis as the

Executive Committee has discretionary authority to determine eligibility for benefits and to construe the terms of this Plan.

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                                  ARTICLE XII

                          AMENDMENTS AND TERMINATION


          Except as expressly provided in 6.1.1(d)(1) and 6.1.1(f)(7)(vi), the

Board has the power to terminate this Plan at any time or to amend this Plan at any time and in any manner that it may deem advisable.

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